Exhibit 23.3

Consent of PricewaterhouseCoopers LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2014, except for the effects of the change in the composition of the reportable segments in Notes 6, 8 and 9 as to which the date is January 23, 2015, relating to the financial statements and financial statement schedule of H.J. Heinz Company (Predecessor), which appears in the Prospectus dated June 2, 2015 filed by H.J. Heinz Holding Corporation.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

July 2, 2015